Monroe Road Lease Agreement

STATE OF NORTH CAROLINA )

) COMMERCIAL LEASE AGREEMENT

COUNTY OF MECKLENBURG )

THIS LEASE AGREEMENT is made and entered into this _____ day of ________________, 20____, by and between Landlord and Tenant (as hereinafter identified):

LANDLORD: CHRISTINE R. ALDRIDGE, AN INDIVIDUAL

Landlord's Address Landlord's Address

For Notices: For Mail:

c/o Randy Aldridge SAME

Post Office Box 111

Indian Trail, NC 28079-0111

Landlord's Phone: 704.892.7072 Landlord's Fax:

TENANT: MR. WILLIAM G, STYLES., D/B/A ORGANIC PLANT HEALTHCARE, LLC A NORTH

CAROLINA LIMITED LIABILITY CORPORATION,

Tenant's Address Tenant's Address

For Notices: For Mail:

626 West Charles Street 9206 Monroe Road

Matthews, NC 28105 Charlotte, NC 28270

Tenant's Phone: 704-841-1000 Tenant's Fax: 704-841-1022

WITNESSETH:

THAT for and in consideration of the mutual agreements of Landlord and Tenant including the rental to be paid by Tenant to Landlord, Landlord hereby leases to Tenant and Tenant hereby leases and rents from Landlord the following demised premises on the terms and conditions hereinafter set forth, to wit:

ARTICLE I: BASIC LEASE TERMS

Section 1. Leased Premises and Term.

PREMISES: Approximately 1.39 acres of industrial property, parking, loading area, and building of approximately 11,520 rentable square feet located in the County of Mecklenburg and State of North Carolina, commonly known as 9206 Monroe Road,(the "Development") more particularly depicted on the site plan attached as Exhibit A.

USE: Office, storage, display, sale and distribution of organic tree and shrub fertilizer and related products and accessories, and no other use.

LEASE TERM: Three (3) years

Scheduled Term Commencement Date: Approximately February 25, 2008

Termination Date: March 31, 2011

SECURITY DEPOSIT: $5,000.00, Additional $5,000.00 (12 months) GUARANTOR: NONE

PREPAID RENT: March and April 2008

Section 2. Exhibits (incorporated by reference)

Exhibit A Site Plan

Exhibit A-1 Lot Description

Exhibit B Description of Landlord's Work

Exhibit C Rules and Regulations

Section 3. Special Lease Riders (attached immediately subsequent to this Article I and incorporated herein as indicated below).

X Rental Rider

X Landlord 's Services and Tenant's Maintenance Obligations Rider

X Special Provisions Rider

N/A Guaranty Rider

ARTICLE II: PREMISES

Section 1. Description. The Premises this day leased is located on Landlord 's Property as identified in Article I (said building improvement. the real property being hereinafter called the “Building"). The Building is located upon or encompassed within the lot or tract of real property immediately adjacent thereto improvements used in connection therewith grounds, and parking area, (the "Lot") owned by landlord and described on Exhibit A.

Section 2. Common Areas. Tenant shall have, in common with others, and subject to the exclusive control and management thereof at all times by Landlord, the right and privilege to nonexclusive use on the Lot from time to time designated by Landlord for the general use of the Lot including, to the extent the same are provided (a) all sidewalks, driveways, parking areas, roadways, loading platforms, and ramps.

Section 3. Quiet Enjoyment. Landlord agrees that Tenant, upon paying the stipulated rental and keeping and performing all of the agreements and covenants herein contained to be performed by Tenant, including complying with all restrictions recorded or unrecorded, now or hereafter affecting the Building, Lot or Development, shall hold and enjoy the Premises for the Lease Term, subject to the terms of this Lease and any mortgage to which this Lease is or may be subordinated.

Section 4. Acceptance of Premises. Prior to the Commencement Date, Landlord will improve the Premises in a good and workmanlike manner as depicted on Exhibit B, if attached, and in accordance with specifications set forth in Exhibit B, if attached. The taking of possession of any portion of the Premises by Tenant shall be deemed conclusive as to Tenant's acceptance of the work to be performed by Landlord, subject only to Landlord's completion of agreed upon "punch list" items which are identified by Tenant and Landlord in writing prior to Tenant's taking possession of the Premises. If any party other than Landlord constructs any improvements to the Premises, Tenant agrees to furnish Landlord with a complete set of as-built plans and specifications within thirty (30) days of the completion of same. The square footage of the Premises denoted in Article I shall be conclusive for the determination of all rental computations for the Premises. Notwithstanding any provision in this Lease nor any subsequent evidence or measurement of the Premises to the contrary, Tenant and Landlord hereby stipulate the square footage of the Premises to be as set forth in Article I. Landlord expressly disclaims any representations or warranties with respect to the Premises and/or the Building and no rights, easements or licenses are granted to Tenant by implication or otherwise except as herein expressly stated.

ARTICLE III: LEASE TERM

Section 1. Term. The term of this Lease shall commence on the Scheduled Term Commencement Date set forth in Article I and shall terminate at 6:00 p.m. on the Termination Date as set forth in Article I, unless modified by the terms of a Commencement Letter executed by the parties as provided below. If the actual Commencement Date is other than the first day of a calendar month, the end of the Term shall be extended to the last day of the calendar month at the end of the Term.

Section 2. Commencement Date. Landlord shall notify Tenant of the date on which the Premises will be substantially complete and ready for occupancy by Tenant. If, however, the Premises are not ready for Tenant's occupancy by said date due to any reason beyond Landlord 's reasonable control, including any holdover by any previous Tenant or occupant, the Commencement Date shall be deferred until the day following the actual date of substantial completion. Landlord and Tenant agree that in such event upon the request of either of them they shall execute a Commencement Letter confirming the actual Commencement and Termination Dates.

Section 3. Holdover. Tenant shall, at the termination of this Lease, yield up immediate possession of the Premises to Landlord as hereinabove provided. If Tenant retains possession of any portion of the Premises after termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes either creation of a month to month tenancy upon the terms and conditions of this Lease or the creation of a tenancy at sufferance also upon the terms and conditions set forth in this Lease, except that the Monthly Fixed Rent (or prorated daily rent) shall be twice the amount of the Fixed Rent (or prorated daily rent) in effect for the last month of the Expired Term. If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent stated in the preceding sentence. Tenant shall also pay to Landlord an amount equal to all damages sustained by Landlord resulting from retention of possession by Tenant, including those resulting from the loss of or damages to any subsequent tenant. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, nor shall receipt of any rent or other apparent affirmation of tenancy operate as a waiver of Landlord's right to terminate this Lease and pursue its default remedies for any breach of any of the terms of the Lease including the holding over of Tenant.

Section 4. Easement for Entry. At any time prior to the Commencement Date, Tenant shall have the right, at its own risk and peril l, to enter upon the Premises for any purpose expressly permitted by Landlord; provided, however, that no such entry shall in any way interfere with Landlord 's work and Tenant shall indemnify and hold Landlord harmless from any loss or liability resulting from any entry by Tenant.

ARTICLE IV: RENT

Section 1. Initial Annual Rent. As rental for the Premises, Tenant covenants and agrees to pay to Landlord the Initial Annual Rent set forth on the Rental Rider attached hereto and incorporated herein by this reference. Monthly installments of Initial Annual Rent shall be due and payable in advance, without setoff or deduction, on or before the first day of each calendar month at Landlord's Notice or Mail Address set forth in Article I. Upon execution of this l ease Tenant shall pay, in advance, the first full month's Initial Annual Rent as set forth on the Rental Rider and, if the Commencement Date shall be a date other than the first day of a calendar month, rental for the remainder of the month.

Section 2. Adjustments and Additional Rent. Rent shall be adjusted in accordance with the terms of the Rental Rider and Additional Rent, if any, shall be due and payable at the time and in the amounts set forth thereon.

Section 3. Late Charge. In the event Tenant fails to pay any installment of Fixed Rent, Additional Rent, or other sum due hereunder within five (5) days of the date when due, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment or $300.00 whichever is greater, payment as liquidated damages for the additional administrative charges incurred by Landlord as a result of such late payment The amount of late charge for any month shall be computed on the aggregate amount of delinquent rents and other payments, including all accrued late charges. Any installment of Fixed Rent, Additional Rent, or other sum which is not paid within five (5) days after the same is due shall bear interest from the due date at the rate of eighteen percent (18%) per annum or the highest legal rate, whichever is lower. The provision for such late charge shall in no way relieve Tenant of the obligation to pay rent or other payments on or before the date upon which they are due and shall not be construed as limiting Landlord's remedies in any manner.

Section 4. Security Deposit. Unless otherwise indicated in Article I Tenant, simultaneously with the execution of this Lease and in addition to prepaid rent, shall deposit with Landlord a sum equal to one (1) month's Initial Annual Rent to be held by Landlord as security for the performance of Tenant's obligations hereunder. Landlord may use all such funds from time to time to the extent necessary to satisfy any deficiency in rent or other payments due to Landlord or to cure any default by Tenant (but Landlord shall not be obligated to accept any such cure on Tenant's behalf), and Tenant shall immediately replenish the deposit to its original amount The balance of the deposit, if any, shall be returned to Tenant at the expiration of the Term and following application as herein above provided. Landlord shall not be obligated to place at interest or segregate such deposit during the Lease Term.

ARTICLE V: SERVICES

Landlord shall provide only those services, utilities, fixtures, equipment, repairs and maintenance specifically set forth on Landlord's Services Rider attached hereto. Repairs required of Landlord shall be made within sixty (60) days after Landlord's receipt of written notice of the need therefore. Landlord shall not be required to make any repairs necessitated by any negligent act or omission of Tenant or any subtenant, or their respective employees, agents, invitees or visitors. Landlord shall have no liability or responsibility to Tenant for loss or damage should the furnishing of any of the utilities and services herein provided be prohibited or stopped for repairs, alterations, or improvements or by reasons or causes beyond Landlord's control, including, but without limitation, accidents, strikes, lockouts or orders of any local or federal government.

ARTICLE VI: USE AND OCCUPANCY

Section 1. Use. Subject to and in accordance with all rules, statutes, ordinances and regulations of all governmental authorities, and Tenant shall use and occupy the Premises as identified in Article I, Section 1, and for general office/warehouse/retail purposes only. Tenant shall not operate or occupy the Premises in violation of any restrictive covenant or use prohibition of which Tenant has actual, constructive or record notice, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises. In the event Tenant's use of the Premises results in an increase in the rate of insurance on the Premises, Tenant shall pay to Landlord, upon demand and as additional rental, the amount of any such increase. Upon termination of this Lease, Tenant will vacate and surrender possession of the Premises (and all fixtures and systems appertaining thereto) to the Landlord in as good condition as the Premises were upon the Commencement Date, ordinary wear and tear, loss by fire or other casualty excepted.

Section 2. Alterations. Tenant agrees that it will make no alterations, additions, or improvements to the Premises, including the installation or attachment of any trade fixtures, or signage (but excluding Tenant's pictures or other non-structural, ornamental features), without the prior written consent of Landlord. Landlord-approved alterations, additions, signage or improvements shall be made by Tenant in accordance with all applicable laws, ordinances and regulations, and all requirements of Landlord's and Tenant's insurance policies, and in accordance with Landlord-approved plans and specifications. Upon termination of this Lease, all alterations, additions, or improvements made in or upon the Premises by

Tenant (except for (I) Tenant's moveable furniture, movable equipment and trade fixtures and (ii) alterations and improvements which Landlord has by written notice to Tenant specifically designated as items which must be removed by Tenant at its cost prior to the expiration of the Term which shall at all times remain Tenant's property) shall remain upon and be surrendered with the Premises and shall become the property of Landlord without compensation to Tenant unless otherwise indicated herein.

Section 3. Rules and Regulations. Tenant has read the rules and regulations attached hereto as Exhibit C and agrees to abide by and conform to the same and to such other reasonable rules and regulations as Landlord may from time to time adopt for the care, protection and benefit of the Building, Lot and its tenant.

Section 4. Landlord 's Right of Entry. Tenant agrees that Landlord may enter the Premises at any reasonable time (a) to examine the Premises, (b) to make alterations and repairs to the Premises or to the Building, and c) after an attempt to notify Tenant, to exhibit the Premises to prospective purchasers or tenants. Landlord shall retain a pass key to the Premises and Tenant shall not rekey any lock without prior notice to Landlord. Additional keys to the Premises must be provided to Landlord. No such entry by Landlord shall render Landlord liable to any claim or cause of action for loss of or damage to property of the Tenant, by reason thereof, nor in any manner affect Tenant's obligations and covenants hereunder unless the same shall be due to the gross negligence of Landlord or its agents.

Section 5. Hazardous Substances. Tenant covenants and agrees that it shall not cause or permit to be brought upon, kept or used in or about the Premises or Building, any hazardous or toxic substance, material or waste that is or becomes regulated under any applicable local, state or federal law (excluding permitted amounts of normal and ordinary office and cleaning supplies used in Tenant's operations) (collectively "Hazardous Material"). If the presence of Hazardous Material in the Premises or Building caused or permitted by Tenant results in contamination thereof, contamination shall constitute an event of default under this Lease, which, notwithstanding any provision for curative action, shall not be subject to curative action unless after the cure the breach or contamination will have no residual adverse effect on the Premises or Building, and, in addition, Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and loss (including, without limitation, diminution in value of the Premises or Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or Building, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, reasonable attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. The provisions of this paragraph shall survive the expiration or earlier termination of the lease with respect to claims or liability occurring prior to such expiration or termination.

Section 6. Mechanics Liens. Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant. Any lien not released by record of payment or posting of bond within ten (10) days of filing may be remedied by Landlord, at its option, by such means as it shall deem proper. All sums paid and expenses incurred by Landlord in connection with this remedy shall be considered Additional Rent and shall be payable by Tenant on demand with interest at fifteen percent (15%) per annum from the date incurred until the date paid.

ARTICLE VII: INSURANCE

Section 1. Tenant's Insurance. Tenant shall procure and maintain at its own cost and expense throughout the term of this Lease a policy or policies of comprehensive general liability insurance, including personal injury and property damage with contractual liability endorsement, issued by a nationally recognized insurance company with such limits as may be reasonably requested by Landlord from time to time, but with initial minimum limits of not less than $2,000,000.00 for injuries or deaths of persons occurring in or about the Premises and $2,000,000.00 for property damage. Such policies shall show Landlord as an additional named insured and shall show that it may not be cancelled for any reason until Landlord is given fifteen (15) days minimum notice in writing. Tenant acknowledges that it shall not be permitted to take occupancy until it has furnished to Landlord certificates evidencing such coverage.

Section 2. Waiver of Subrogation. Landlord and Tenant hereby each agree to use all reasonable commercial efforts to have any insurer providing insurance to either of them issue a waiver of any right of subrogation which such insurer of one party may acquire against the other by virtue of its payment of any loss pursuant to such insurance coverage.

Section 3. Indemnity. Tenant shall indemnify, defend and hold harmless Landlord, its agent, servants and employees, from and against any and all claims and demands whether for injury to person, loss of life or damage to property, related to or arising in any manner from Tenants' use and occupancy of the Premises or occasioned wholly or in part by any act or omission of Tenant or Tenant's agents, contractors, employees, sublessees, customers and invitees.

Section 4. Tenant's Personal Property. Except with respect to the gross negligence or willful misconduct of Landlord, its agents and employees, (a) Landlord shall not be liable for any damage to or loss of Tenant's or other's personal property located in the Premises by theft or otherwise; (b) Landlord shall not be liable for any injury or damage caused by other tenants or any persons in the Premises or elsewhere on the Lot or in the Development; and (c) Landlord shall not be liable for any injury or damage to persons or property or to the interior of the Premises resulting from fire, explosion, falling plaster, steam, gas, water, rain, snow, or the leaking of the roof or the bursting, leaking or overflowing of water, sewer or other pipes or from any other cause whatsoever.

ARTICLE VIII: DAMAGE OR DESTRUCTION AND EMINENT DOMAIN

Section 1. Damage or Destruction. If all or any part of the Premises is damaged or destroyed by fire, storm, war, riot. Act of God, unavoidable accident, public enemy or other casualty, this Lease shall continue in full force and effect, unless terminated as provided below, and Landlord shall, within a commercially reasonable period after such destruction, repair and restore the Premises to the condition in which they were prior to such damage or destruction; provided, however Landlord shall not be obligated to commence such repair until insurance proceeds are received by Landlord and Landlord's obligation for such repair shall be limited to the proceeds actually received. Should such damage or destruction render the Premises untenantable, in whole or in part, then during the time required for repairing and restoring said Premises as aforesaid, Tenant's rental shall be proportionately reduced in the same ratio as the portion of the Premises rendered untenantable bears to the total square footage of the Premises.

Notwithstanding anything contained herein to the contrary, Landlord at its option may terminate this Lease on thirty (30) days notice to Tenant if: (a) the Premises or the Building are damaged or destroyed as a result of an occurrence which is not covered by Landlord's insurance; (b) the Premises or the Building are damaged or destroyed during the last six (6) months of the Lease Term; or c) the Building (and/or its Common Areas) are damaged (whether or not the Premises are damaged) to such an extent that, in the sale judgment of Landlord, the Building cannot be operated after repair as an economically viable unit.

Section 2. Eminent Domain. In the event the entire Premises are taken by power of eminent domain, this Lease shall terminate automatically as of the date possession is required to be delivered. If less than all but more than thirty percent (30%) of the floor area of the Premises should be taken, this Lease shall, at the option of either party, terminate effective on the date of the taking by written notice given to the other party within thirty (30) days after the date of the taking. If the Lease is not terminated as above provided, the provisions of this Lease shall remain in full force and effect except that the rent payable by Tenant after the taking shall be reduced in proportion to the area of the Premises taken. All condemnation awards and proceeds of sales in lieu of condemnation shall belong solely to Landlord, but Tenant may make any separate claim for business interruption or relocation expenses to which it may be entitled.

ARTICLE IX: ASSIGNMENT AND SUBLETTING

Tenant shall not assign, transfer, mortgage or pledge this Lease nor sublet all or any portion of the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Any attempted assignment, transfer, mortgage, pledge, sublease, or other encumbrance shall not affect the continuing primary liability of Tenant and no consent to any of the foregoing in a specific instance shall be deemed a waiver of any subsequent instance.

ARTICLE X: DEFAULT

Section 1. Default. Anyone or more of the following events shall be deemed to be events of default by Tenant under this Lease: (a) Tenant shall fail to pay any installment of Fixed or Additional Rent within five (5) of the date when due; or fail, after a period of five (5) days' written notice of nonpayment, to remit to Landlord any other payment or reimbursement required hereunder; (b) Tenant shall become insolvent, or shall make an assignment for the benefit of creditors, or shall file or have filed against it a petition under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof; c) Tenant shall fail to comply with any term, or provision of this Lease (other than the foregoing in this paragraph for which a cure period is designated), and shall not cure such failure within twenty (20) days after written notice, or if such event is not capable of being cured within twenty (20) days Tenant shall fail to commence and thereafter diligently pursue said cure to completion: (d) Tenant shall abandon or vacate any substantial portion of the Premises; (e) Tenant shall fail to vacate the Premises immediately upon termination of this Lease, or upon termination of Tenant's right to possession only.

Section 2. Remedies. Upon the occurrence of any event of default described in Section 1, above, or elsewhere in this Lease, Landlord shall have the right to terminate this Lease, or to terminate Tenant's right to possession of the Premises only, without terminating this Lease, and to simultaneously or thereafter pursue any and all remedies available to Landlord at law or in equity for the recovery from Tenant for all damages, including attorneys' fees, suffered by Landlord by reason of Tenant's default.

Section 3. No Waiver. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default unless Landlord so notifies Tenant in writing. If, on account of any breach or default by Tenant in its obligations under the terms and conditions of this Lease it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any and all attorney's fees and expenses so incurred.

Section 4. Additional Security. In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper, security instruments and accounts as may be required, and other personal property owned by Tenant situated in the Premises. Such property shall not be removed without the consent of Landlord until all arrears in rent, as well as any and all other sums of money then due Landlord, shall have first been paid and discharged. In the event of a default under this Lease, Landlord shall have in addition to other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Paragraph at a public or private sale upon five (5) days notice to Tenant. Tenant hereby agrees that this Lease shall constitute a security agreement and further agrees to execute such financing statements and such other instruments necessary or desirable in Landlord's reasonable discretion to perfect the security interest hereby created. Tenant hereby irrevocably appoints Landlord as its attorney-in-fact for the execution and delivery of any documents necessary to perfect or further establish the security interest created by this Lease. Any statutory lien for rent is not hereby waived, and the express contractual lien herein granted shall be in addition to such lien.

ARTICLE XI: GENERAL PROVISIONS

Section 1. Subordination. This Lease shall be automatically subordinate to the lien of any mortgage encumbering Landlord's interest in the property of which the Premises are a part, provided that the mortgage lender, or its successors, shall, provided Tenant is not in default, respect Tenant's right to occupy the Premises pursuant to the terms hereof. Notwithstanding the foregoing, within fifteen (15) days of written request of Landlord, Tenant agrees to execute an agreement evidencing Tenant's subordination of its leasehold interest as hereinabove provided.

Section 2. Estoppels. Tenant agrees from time to time, within fifteen (15) days after request of Landlord, to deliver to Landlord an estoppels certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease, and other such matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish an estoppels certificate in a timely fashion is a material inducement for Landlord's execution of this Lease.

Section 3. Choice of Law and Construction. Time is of the essence with respect to this Lease and all of its provisions, which shall be, in all respects, governed by the laws of the State of North Carolina. This Lease, together with its exhibits, contains all of the agreements between the parties hereto and supersedes any previous negotiations. There have been no representations made by Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. Any waiver by the Landlord of its rights under this Lease on anyone occasion shall not be construed to be a waiver of such right on any other occasion. If any of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 4. Relocation. Landlord reserves the right to relocate the Premises to comparable space within the Development by giving Tenant reasonable prior written notice of such intention to relocate. If within 5 days after receipt of such notice, Landlord and Tenant have not agreed whether the space proposed by Landlord is comparable, Landlord shall have the option of (i) terminating this Lease by written notice to Tenant, and (ii) giving written notice to Tenant that Landlord has elected to submit the issue to arbitration whereupon the parties shall undertake to agree on a single arbiter, but if unable to do so, they will each select an arbiter and the two so selected will select a third and a decision of the majority as to whether the preferred space is comparable will be binding on both parties. The cost of the arbitration will be shared equally by Landlord and Tenant and if the decision is that the space proposed by Landlord is not comparable to the Premises, at Landlord’s option, upon written notice to Tenant this Lease shall terminate on that date which is 10 days after the decision is made. Effective on the date of any relocation, this Lease shall be amended by deleting the description of the original Premises and substituting therefore a description of such comparable space. Landlord agrees to pay the reasonable costs of moving Tenant to such other space within the Development.

Section 5. Bind and Inure. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Building shall be liable only for the obligations accruing during the period of its ownership.

Section 6. Notices. All notices required or permitted under this Lease shall be in writing, signed by the party giving such notice and transmitted by certified mail, postage prepaid, and shall be deemed given when deposited in the United States Mail, addressed to Tenant or Landlord at their respective addresses for notice set forth in Article I hereof.

IN WITNESS WHEREOF, each of the parties hereto have executed this Lease and adopted the word "(SEAL)"

appearing after such entity's name as the seal of said entity, and it is the intent of each party to effect a sealed instrument,

as of the day and year first written above.

LANDLORD: TENANT:

CHRISTINE R. ALDRIDGE (SEAL) WILLIAM G. STYLES

D/B/A ORGANIC PLANT HEALTH, LLC (SEAL)

BY: ________________________________ BY: ________________________________

Title: MEMBER MANAGER

(1)

EXHIBIT "A"

SITE PLAN

MAP OF 9206 Monroe Road, CHARLOTTE, NC 28270

(2)

EXHIBIT A-1

LOT DESCRIPTION

(All references are to instruments of record in the Mecklenburg County Public Registry.)

TOTAL COMPLETED LOT/TRACT

OWNER: BUILDING: SQUARE FOOTAGE: (DEED REF): (lf Applicable)

Christine R. Aldridge 9206 Monroe Rd 04352-649

(3)

EXHIBIT B

DESCRIPTION OF LANDLORD'S WORK

Tenant acknowledges that:

1. Tenant and its agents have had an opportunity to inspect the Leased Premises;

2. Tenant has found the Leased Premises fit for Tenant's use;

3. Landlord will deliver the Leased Premises fit for Tenant’s use;

EXCEPT AS LISTED BELOW and otherwise Tenant hereby accepts Premises in “as is, where is condition”

Phase one is to commence at Execution of Lease, and be complete within 14 days. Phase two is to begin while phase one is in process and complete no later than March 15, 2008. Landlord’s work as specified below is limited to this list of which shall be complete at commercially competitive rates not to exceed $35,000 in total expense, upon tenant review and approval of work. Every effort will be made to work on Phase 1 & Phase 2 in unison for a faster overall completion. Rent for office portion shall be prorated for each day not delivered for Tenant use after March 1, 2008, and credited to the tenant in the third month’s rental payment.

PHASE ONE OF WORK· OWNER TO:

a. Strip carpet

b. Remove damaged or stained ceiling tiles from front offices

c. Remove Steel second floor area even with the small free standing office.

d. Clean throughout and dust office and clean and wipe down entire warehouse (top to bottom).

e. Close off openings between office and warehouse

f. Seal all building holes, and repair or replace all thresholds and weather striping to seal all openings.

g. Install clean and replace any damaged insulation in entire warehouse.

h. Replace door and threshold in rear section of warehouse.

i. Install insulation in rear section of warehouse.

j. Clean and dust one final time before the office work is completed.

k. Clean and paint office walls

PHASE TWO OF WORK· OWNER TO:

a. Install reasonable amount of gravel to lot; Tenant 10 strip weeds, scrape, and clean before new gravel install.

a. Paint both metal sides of building

b. Pressure wash exterior concrete and parking lot.

c. Repair and paint front facade.

d. Install new ceiling tiles where necessary

e. Properly prepare floor and install new carpet

f. Do the final cleanup

(4)

EXHIBIT C

RULES AND REGULATIONS

1. Landlord will furnish each Tenant, free of charge, two (2) keys to each entry door lock. Landlord will have the right to collect a reasonable charge for additional keys and or cards requested by Tenant. No Tenant will alter change, replace, rekey any lock or install a new lock to any door of the Premises. Any new door locks required by Tenant or any change in keying of existing locks will be installed or changed by Landlord following Tenant’s written request to Landlord and will be at Tenant’s expense. All new locks and rekeyed locks will remain operable by Landlord’s pass key.

2. All glass, lighting fixtures, locks and trimmings in or upon the doors and windows of the Tenant's Premises shall be kept whole and whenever any part thereof shall be broken through cause attributable to Tenant, its agents, guests or employees, the same shall immediately be replaced or repaired by landlord at Tenant's expense.

3. The sidewalks, entries, passages, elevators and staircases of the Building shall not be obstructed or used by Tenants, their servants, agents or visitors to the exclusion of others or for any other purpose than ingress and egress to and from the respective offices.

4. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other Tenants, caused by Tenant or the employees, licensees, agents or invitees of the Tenant, shall be paid by Tenant.

5. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the Premises for Tenant, to landlord for landlord's approval and supervision before performance of any service. This provision shall apply to all work performed on or about the Premises, including without limitation, installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Premises.

6. No sign, placard, picture, name, advertisement, or written notice visible from the exterior of Tenant's Premises will be inscribed, painted, affixed, or otherwise displayed by Tenant on any part of the Building or the Premises without the prior written consent of landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs. Tenant agrees to conform to such guidelines. Other than building standard window treatments, material visible from outside the Building will not be permitted. In the event of the violation of this rule by Tenant, landlord may remove the violating items without any liability, and may charge the expense incurred by such removal to the Tenant violating this rule.

7. The water closets, urinals, waste lines, vents or flues of the Building shall not be used for any purpose other than those for which they were constructed, and no rubbish, acids, vapors, newspapers or other such substances of any kind shall be thrown into them. The expense caused by any breakage, stoppage or damage resulting from a violation of this rule by Tenant, its employees, visitors, guests or licensees, shall be paid by Tenant.

8. Tenant shall not place, install or operate in the Premises or any other part of the Building, any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Premises any explosive, gasoline, kerosene, oil, acid, caustic or any other inflammable, explosive or hazardous material, fluid or substance without the prior written consent of Landlord.

9. No birds, animals (with the exception of "Seeing Eye" dogs), reptiles or any other creatures shall be brought into or kept in or about the Premises or any other part of the Building.

10. Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises or public rooms regardless of whether such loss occurs when any such area is locked against entry or not.

11. Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the Building are prohibited, and each Tenant will cooperate to prevent the same.

12. Tenant and Tenant's employees, agents and invitees shall park their vehicles only in those parking areas designated by landlord. Tenant shall not leave any vehicle in a state of disrepair (including, without limitation, flat tires or out of date inspection stickers or license plates) on the Property. If Tenant or Tenant's employees, agents or invitees park vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, landlord, after giving notice to Tenant of such violation, shall have the right to remove such vehicles at Tenant's expense, and Tenant shall reimburse landlord for such expense upon demand.

(5)

LANDLORD'S SERVICES AND TENANT'S MAINTENANCE OBLIGATIONS RIDER-NFS

I. CLEANING / WASTE REMOVAL

A. Tenant, at Tenant's expense, agrees to keep its Premises, Building and Lot and the area immediately adjacent to the Premises in a neat and orderly condition, free from trash (including all garbage disposal), debris and other unsightly conditions.

B. Tenant shall provide customary cleaning and janitorial services to be performed in the Premises, Building and Lot and the area immediately outside of the Premises.

C. Tenant, at Tenant's expense, shall be responsible for contracting and maintaining a waste removal agreement with a contractor approved by Landlord to remove Tenant's waste from the Property. Location of containers on the property shall be at the discretion of the Landlord.

II. HEATING, VENTILATING AND AIR CONDITIONING

A. Tenant shall provide proper facilities to provide heat and air conditioning to the Premises to the extent necessary for the comfortable occupancy of the Premises under normal business operations (subject to Tenant's obligation to keep current all charges for electricity to service same).

B. Tenant shall carry a maintenance contract with a firm approved by Landlord on the heating and air conditioning equipment serving the Premises under which such equipment will be inspected and serviced four (4) times a year. Tenant shall provide evidence of such contract to Landlord within 10 days of occupancy.

III. UTILITIES

A. ELECTRICITY

1. Tenant shall provide electric distribution system to the Premises in accordance with the provisions of the Lease of which this Rider is a part.

2. Tenant shall keep current all charges for electrical power to the Premises.

B. WATER

1. Landlord shall provide water distribution system to the Premises in accordance with the provisions of the Lease of which this Rider is a part.

2. Tenant shall keep current all charges for water service to the Premises.

C. GAS

1. Landlord shall provide gas distribution system to the Premises in accordance with the provisions of the Lease of which this Rider is a part.

2. Tenant shall keep current all charges for gas service to the Premises.

IV. ELEVATORS (if applicable)

Landlord shall provide elevators for the use of all tenants and the general public for access to and from all floors of the Building.

V. GENERAL REPAIRS

Tenant shall provide such repair and maintenance to the Premises, including the building, grounds, heating, cooling, and ventilation systems (including but not limited to replacement of parts, compressors, air handling and heating units), plumbing, water lines and fixtures, electrical panel, breakers, and wiring, all appliances, painting, glass, windows, doors, and all other equipment serving the Premises and to keep the same in good condition and state of repair, except those expressly required to be made by Landlord hereunder. Tenant shall further agree to care for the grounds around the building, including paving, mowing of grass, care of trees and shrubs, and general landscaping.

VI ADDITIONAL SERVICES

Any additional services provided to Tenant by Landlord shall be at the sole cost and expense of Tenant. Cost to Tenant for such additional, miscellaneous / incidental work or service requested by Tenant will be billed at competitive rates and due as Additional Rent.

VII. EXTERIOR OF BUILDING

Landlord shall provide maintenance of the structural portion of the Building, including the roof and load bearing walls (exclusive of all glass and all exterior doors), in reasonably good order and condition except for damage occasioned by the act of Tenant, which shall be repaired by Landlord at Tenant's expense.

VIII. OTHER TENANT RESPONSIBILITIES

Except as hereinabove provided, Landlord shall provide no other services and Tenant agrees to make all other repairs or replacements, including, without limitation, repairs and replacements.

(6)

RENTAL RIDER

Section 1. Initial Annual Rent.

Annual Base Rent (until adjusted): Monthly: $5,000.00 Annually: $60,000.00

Taxes, and Insurance

(until adjusted): Monthly: $0.00 Annually: $0.00

Initial Fixed Rent (until adjusted): Monthly: $5,000.00 Annually: $60,000.00

Section 2. Adjustment of Base Rent. The Annual Base Rent set forth above shall be adjusted on the first day of the month immediately following the month during which the anniversary of the Commencement Date occurs and each subsequent date, as applicable, during the term of this lease as follows:

Monthly Annually

February 25, 2008 to February 29, 2008- free of charge $0.00 $-0.00

March 1, 2008 to February 28,2010 $5,000.00 $60,000.00

March 1, 2010 to February 28, 2011 $5,500.00 $66,000.00

Notwithstanding the foregoing Base Rent Schedule and provided Tenant is not in default in its performance of its obligations hereunder, landlord grants to Tenant thirty (30) days rental abatement of Base Rent, CAM, Taxes and Insurance during the period beginning with the Commencement Date referenced in Article 1.

Section 3. Additional Rental. In the event that the amount of Taxes (as defined below), and Insurance costs (as defined below) attributable to any calendar year during the Term shall be greater than $ 7,013.20 ("Base Year"), $ 895.00 ("Base Year"), respectively; then Tenant shall pay to landlord, as Additional Rent within thirty (30) days after receipt of Landlord's invoice therefore (or any portion thereof), the amount by which Taxes, and Insurance expense costs for such calendar year exceed said Base Year. The amount of Taxes attributable to a calendar year shall be the amount payable during any such calendar year, even though the assessment for such Taxes may be for a different year. The "Base Year" shall be, 2005, the year prior to the original Commencement Date of this Lease Agreement. The term "Taxes" shall mean real estate taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or many other taxes imposed upon or measured by Landlord's income or profits, unless the same shall be imposed in lieu of real estate taxes and other ad valorem taxes), which may now or hereinafter be levied or assessed upon the Lot and/or upon the Building or upon Landlord's share of taxes as Tenant in Common in the common area of the Development (but specifically excluding any taxes owed by any other owner of property in the development). In case of special Taxes, which may be payable in installments, only the amount of each installment paid during a calendar year shall be included in Taxes for that calendar year. Taxes shall also include any personal property taxes (attributable to the calendar year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the operation of the Lot of which the Premises are a part.

The term "Insurance Costs” shall mean and include the cost to Landlord of insurance obtained in connection with the Development including, without limitation, any liability insurance; fire, theft or other casualty insurance and worker's compensation insurance reasonably allocated to the management and maintenance of the Lot.

(7)

SPECIAL PROVISIONS RIDER

1. Renewal Terms. Provided Tenant is not in default in its performance of its obligations hereunder, the term of this lease may be extended at the option of Tenant for One (1) Renewal Term of two (2) years as hereinafter provided. Tenant's option to extend the term for the Renewal Term shall be exercised by written notice delivered to landlord not less than one hundred twenty (120) days prior to the termination date of the then current term, Tenant's lease of the Premises during any Renewal Term shall be upon the same terms, covenants and conditions herein set forth except Base Rent shall be as follows:

Annually Monthly

Year 1 $72,000.00 $6,000.00

Year 2 $78,000.00 $6,500.00

Any early termination of this lease shall terminate all rights of further extensions hereunder.

2. Right of First Refusal. Provided Tenant is not in default in its performance of its obligations hereunder, Tenant shall have the one time right to purchase the property upon terms as favorable to Tenant as appears in an offer to purchase received from a third party. Tenant shall have 15 days after written delivery of the offer to purchase to exercise this first refusal or it shall deemed waived by Tenant and be of no further force and effect.

3. Additional Security Deposit. Tenant agrees that within 10 days of execution of this lease Agreement it will deposit $5,000 in a bank designated by landlord in an account in the name of landlord to be used as additional security deposit for a period of 12 months from deposit. Interest earned in the deposit shall remain the possession of Tenant provided Tenant is not in default in its performance of its obligations hereunder and as stated herein above in Article X, section 4.

4. Billboard. Tenant agrees that in has no interest, rights to revenues, nor incur any operating expense related to the billboard and will not restrict reasonable access to and around the billboard for servicing.

5. Waivers. Any waivers, releases or indemnification of landlord liability provided in this lease shall not apply in any instance of gross negligence or willful misconduct by landlord, its employees or agents.